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                                  EXHIBIT 5.1

                               December 19, 2002

Citizens, Inc.
400 East Anderson Lane
Austin, Texas 78714-9151

Gentlemen:

         We have acted as special counsel for Citizens, Inc. in connection with a Registration Statement on Form S-4, to be filed by the Company under the Securities Act of 1933 with the Securities and Exchange Commission. The Registration Statement relates to the proposed issuance of an undetermined number of shares of Class A Common Stock, no par value, to be issued in connection with the following two agreement: Plan and Agreement of Merger between First Alliance Corporation and Citizens, Inc. dated November 7, 2002. Collectively, the preceding agreements are referred to herein as the "Exchange Agreements." The number of shares to be issued will be equal in market value to $17,188,918, with the per share market value of Citizens Class A common stock being equal to the average closing price as reported on the New York Stock Exchange for the 20 trading days immediately preceding the closing date of the proposed exchange. The Registration Statement and exhibits thereto to be filed with the Securities and Exchange Commission under such Act are referred to herein as the "Registration Statement."

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         We have examined the Articles of Incorporation of the Company as filed with the Colorado Secretary of State, the Bylaws of the Company, and the minutes of the meetings and records of proceedings of the Board of Directors of the Company, the applicable laws of the State of Colorado and a copy of the Registration Statement.

         Based upon the foregoing, and having regard for such legal considerations as we deemed relevant, we are of the opinion that when issued pursuant to the Registration Statement and under the terms of the Exchange Agreements, the shares of Class A Common Stock of the Company shall have been legally issued, fully paid and non-assessable.

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         We hereby consent to the use of this opinion as part of the
Registration Statement and to the reference to our name under the heading "Legal Matters" in the Proxy Statement-Prospectus constituting a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ Jones & Keller, P.C.
                                            JONES & KELLER, P.C.

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